Exhibit 5
                         [LETTERHEAD OF O'MELVENY & MYERS]


                                    December
                                    20th
                                    1 9 9 5



The MacNeal-Schwendler Corporation
815 Colorado Boulevard
Los Angeles, California  90041

Ladies and Gentlemen:

        You have advised us that you propose to file a Registration Statement on Form S-8 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,800,000 shares of Common Stock, par value $.01 per share (the "Shares"), of The MacNeal-Schwendler Corporation (the "Company"), to be issued pursuant to The MacNeal-Schwendler Corporation 1991 Stock Option Plan, as amended (the "Plan"). At your request, we have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

        Based upon such examination and upon such matters of fact and law as we have deemed relevant, and subject to the requisite additional proceedings being duly taken by you as contemplated by us prior to the issuance and sale of the Shares, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization (and, in the case of the key employees, appropriate Committee action under the Plan), the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Respectfully submitted,

                                         /s/ O'MELVENY & MYERS


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